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                                                                   EXHIBIT 12.01


                        PRINCIPAL FINANCIAL GROUP, INC.

                 COMPUTATION OF EARNINGS TO FIXED CHARGES RATIO



                                                      FOR THE
                                                    THREE MONTHS
                                                       ENDED                                   FOR THE
                                                      MARCH 31,                         YEAR ENDED DECEMBER 31,
                                                 -------------------    -------------------------------------------------------
                                                   2004       2003        2003        2002       2001        2000        1999
                                                 --------   --------    --------    --------   --------    --------    --------
                                                                                ($ in millions)
1. Income from continuing operations
     before income taxes .....................   $  265.4   $  222.2    $  953.7    $  665.8   $  464.1    $  840.2    $1,066.4
2. Interest expense ..........................       27.0       25.4       104.3        99.2       96.7       116.8       145.4
3. Interest factor of rental expense .........        1.3        2.2         5.0         8.9       10.3        16.1        10.5
4. Undistributed income from equity
     investees ...............................         --       (1.1)      (18.3)        4.3      (17.4)      (27.1)      (99.7)
                                                 --------   --------    --------    --------   --------    --------    --------
5. Earnings before interest credited on
     investment products .....................      293.7      248.7     1,044.7       778.2      553.7       946.0     1,122.6

6. Interest credited on investment
     products ................................      179.7      178.8       735.7       743.4      773.1       723.5       709.5
                                                 --------   --------    --------    --------   --------    --------    --------

7. Earnings ..................................   $  473.4   $  427.5    $1,780.4    $1,521.6   $1,326.8    $1,669.5    $1,832.1
                                                 ========   ========    ========    ========   ========    ========    ========


8. Interest expense ..........................   $   27.0   $   25.4    $  104.3    $   99.2   $   96.7    $  116.8    $  145.4

9. Interest factor of rental expense .........        1.3        2.2         5.0         8.9       10.3        16.1        10.5

10. Preferred stock dividend requirements
     of majority-owned subsidiaries (non-
     intercompany) ...........................        0.2        0.7         1.2         0.4         --          --          --
                                                 --------   --------    --------    --------   --------    --------    --------

11. Fixed charges before interest credited
     on investment products ..................       28.5       28.3       110.5       108.5      107.0       132.9       155.9

12. Interest credited on investment products .      179.7      178.8       735.7       743.4      773.1       723.5       709.5
                                                 --------   --------    --------    --------   --------    --------    --------

13. Fixed charges ............................   $  208.2   $  207.1    $  846.2    $  851.9   $  880.1    $  856.4    $  865.4
                                                 ========   ========    ========    ========   ========    ========    ========

14. Ratio of earnings to fixed charges before
     interest credited on investment products
     (Line item 5/Line item 11) ..............       10.3        8.8         9.5         7.2        5.2         7.1         7.2

15. Ratio of earnings to fixed charges (Line
     item 7/Line item 13) ....................        2.3        2.1         2.1         1.8        1.5         1.9         2.1
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